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                                                                  Exhibit 10.38

APCOA/STANDARD PARKING
900 North Michigan Avenue. Suite 1600 Chicago, Illinois 60611

(312) 274-2000 o Fax (312) 640-6187

                  February 27, 2002

                  Ms. Mary Lou Bartlett
                  First Vice President
                  LaSalle National Bank
                  135 South LaSalle St., #240
                  Chicago, IL 60603

                  RE: Technical Correction of Section 5.2(1)(4) of the Amended and Restated Credit Agreement

                  Dear Mary Lou:

                  Reference is made to the Amended and Restated Credit Agreement dated as of January 11, 2002 by and among APCOA/Standard Parking, Inc. (the "Company"), LaSalle Bank National Association, as Agent and as a lender (the "Agent"), Bank One, N.A., as a lender, and the other financial institutions from time to time party thereto (the "Credit Agreement"). All capitalized terms not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement.

                  On the Effective Date, the Company had 40.6826 shares of Series C Preferred Stock outstanding with an Aggregate Liquidation Preference (as such term is defined in the Series C Preferred Stock) of $61,330,540 and a Liquidation Preference (as such term is defined in the Series C Preferred Stock) PER SHARE of $1,507,537. Pursuant to Section 5.2(1)(4) of the Credit Agreement, subject to certain limitations, the Company is permitted to use a maximum of $1,500,000 of the proceeds from the Subordinated Notes to redeem not less than 1.5 shares of its Series C Preferred Stock owned by the Parent. The number of shares listed in Section 5.2(1 )(4) is incorrect and should permit 0.9950 shares to be redeemed. By your acknowledgement below, you hereby agree, effective as of January 11, 2002, to delete Section 5.2(1)(4) in its entirety and substitute the following therefore:

                        (4) THE COMPANY HAS USED A MAXIMUM OF $1,500,000 OF THE PROCEEDS FROM THE SUBORDINATED NOTES TO REDEEM NOT LESS THAN 0.9950 SHARES OF SERIES C PREFERRED STOCK OWNED BY THE PARENT, OF WHICH SUCH PROCEEDS THE PARENT MUST USE, OR RETURN TO THE COMPANY, 100% WITHIN 180 DAYS OF THE EFFECTIVE DATE TO REPURCHASE AND RETIRE A PORTION OF THE PARENT'S SENIOR DISCOUNT NOTES;

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Ms. Mary Lou Bartlett
February 27, 2002
Page Two

Please indicate your agreement and the agreement of Bank One by signing the copy of this letter enclosed for that purpose in spaces below and returning the copy to my attention.

Marc Baumann Executive Vice President and
Chief Financial Officer
Consented to:

LASALLE BANK NATIONAL ASSOCIATION           BANK ONE, N.A.
As Agent and as a Lender                    Lender

By:                                         By:
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Its:                                        Its:
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